Exhibit 5.7

May 13, 2008

NCO Group, Inc.

507 Prudential Road,

Horsham, Pennsylvania 19044

Re:	Tempest Recovery Services, Inc. - Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Tempest Recovery Services, Inc., a Missouri corporation (the “Missouri Guarantor”) in connection with the proposed registration by the Missouri Guarantor of its guarantee of those certain floating rate senior notes due 2013 issued by NCO Group, Inc., a Delaware corporation (the “Company”) in the aggregate principal amount of $165,000,000 (the “Senior Notes”) and 11.875% senior subordinated notes due 2014 issued by the Company in the aggregate principal amount of $200,000,000 (the “Senior Subordinated Notes” and together with the Senior Notes, the “Notes”) pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement.” The Notes, the guarantee by the Missouri Guarantor of the Senior Notes (the “Senior Note Guarantee”) and the guarantee by the Missouri Guarantor of the Senior Subordinated Notes (the “Senior Subordinated Note Guarantee,” and together with the Senior Note Guarantee, the “Guarantees”) may be offered and sold from time to time by an affiliate of the Company in market-making transactions pursuant to the Registration Statement.

In connection herewith, we have examined electronic copies of the following (the “Transaction Documents”):

(1)	Fifth Supplemental Indenture, dated as of February 29, 2008, among the Company, the entities listed on the signature page thereto under the heading “New Guarantors,” which includes the Missouri Guarantor and The Bank of New York, as trustee, with respect to the Senior Notes (the “Fifth Supplemental Senior Indenture”);

(2)	Fifth Supplemental Indenture, dated as of February 29, 2008, among the Company, the entities listed on the signature page thereto under the heading “New Guarantors,” which includes the Missouri Guarantor and The Bank of New York, as trustee, with respect to the Senior Subordinated Notes (the “Fifth Supplemental Senior Subordinated Indenture,” and together with the Fifth Supplemental Senior Indenture, the “Fifth Supplemental Indentures”);

NCO Group, Inc.

May 13, 2008

(3)	The Indenture, including the senior guarantee therein, dated as of November 15, 2006, among the Company, the Guarantors signatory thereto and The Bank of New York, as Trustee, with respect to the Senior Notes (the “Senior Notes Indenture”);

(4)	The Indenture, including the senior subordinated guarantee therein, dated as of November 15, 2006, among the Company, the Guarantors signatory thereto and The Bank of New York, as Trustee, with respect to the Senior Subordinated Notes (the “Senior Subordinated Notes Indenture,” together with the Senior Notes Indenture, the “Indentures”);

(5)	Amended and Restated Bylaws of the Missouri Guarantor;

(6)	Amended and Restated Articles of Incorporation as amended of the Missouri Guarantor;

(7)	Joint Action by Unanimous Written Consent of the Board of Directors and Sole Shareholder of the Missouri Guarantor authorizing entry into the Fifth Supplemental Indentures;

(8)	A Secretary’s Certificate of the Missouri Guarantor, dated May 13, 2008, as to the incumbency and signatures of certain officers and members of the Missouri Guarantor’s Board of Directors;

(9)	A certificate as to the legal existence and good standing of the Missouri Guarantor issued by the Secretary of State of the State of Missouri, dated May 13, 2008.

For purposes of this opinion letter, we have not reviewed any documents other than the Transaction Documents. In particular, we have not reviewed any document that is incorporated by reference into the Registration Statement or corporate records of the Missouri Guarantor other than what constitute part of the Transaction Documents. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

In our examination of the Transaction Documents, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Transaction Documents and certificates and statements of appropriate representatives of the Missouri Guarantor.

In connection herewith, we have assumed that, other than with respect to the Missouri Guarantor, all of the documents referred to in this opinion letter have been duly authorized by, have been duly

NCO Group, Inc.

May 13, 2008

executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Based solely on a recently dated good standing certificate from the Secretary of State of the State of Missouri, the Missouri Guarantor is validly existing as a corporation and in good standing under the laws of the State of Missouri.

2. The execution and delivery by the Missouri Guarantor of the Fifth Supplemental Indentures and the Guarantees thereto were within the Missouri Guarantor’s corporate power and have been duly authorized by all necessary corporate action on the part of the Missouri Guarantor.

3. The Fifth Supplemental Indentures and the Guarantees thereto have been duly executed and delivered or issued, as the case may be, by the Missouri Guarantor.

4. The execution and delivery or issue, as the case may be, of the Fifth Supplemental Indentures and the Guarantees will not violate any provision of its Amended and Restated Articles of Incorporation, as amended and Amended and Restated Bylaws of the Missouri Guarantor or any laws, rules or regulations that a Missouri lawyer exercising customary professional diligence would be reasonably expected to recognize as being directly applicable to the Missouri Guarantor.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a) Our opinions herein reflect only the application of applicable Missouri law.

(b) The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.

(c) The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

(d) In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

NCO Group, Inc.

May 13, 2008

This opinion letter is being delivered by us solely for your benefit to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement. We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder. We understand and agree that Blank Rome LLP may rely upon this opinion as if it were an addressee hereof for purposes of providing the opinion to be delivered by such firm in connection with the Registration Statement.

Very truly yours,

/s/ Bryan Cave LLP